Exhibit 10

EXECUTION VERSION

voting agreement

Gso Cof Iii Aiv-5 Lp, Gso Cof Iii Co-Investment Aiv-5 Lp, Gso Co-Investment

Fund-D Lp, Gso Credit Alpha Fund Lp, Gso Aiguille Des Grands Montets

Fund Ii Lp, Gso Churchill Partners Lp, Gso Credit-A Partners Lp, Gso

Harrington Credit Alpha Fund (Cayman) L.P.
345 Park Avenue
New York, New York 10154

Fidelity National Title Insurance Company, Chicago Title Insurance

Company, Commonwealth Land Title Insurance Company

601 riverside avenue

Jacksonville, florida 32204

November 30, 2017

Ladies and Gentlemen:

The undersigned, each of whom will become a shareholder of FGL Holdings, a Cayman Islands exempted corporation (the “Company”) as of the Closing, hereby acknowledges that the Company and GSO COF III AIV-5 LP, GSO COF III Co-Investment AIV-5 LP, GSO Co-Investment Fund-D LP, GSO Credit Alpha Fund LP, GSO Aiguille des Grands Montets Fund II LP, GSO Churchill Partners LP, GSO Credit-A Partners LP and GSO Harrington Credit Alpha Fund (Cayman) L.P. (collectively, the “GSO Purchasers”) and Fidelity National Title Insurance Company, Chicago Title Insurance Company and Commonwealth Land Title Insurance Company (the “FNF Purchasers”, together with the GSO Purchasers, the “Purchasers”) are concurrently entering into an Investment Agreement, dated as of the date hereof (as it may be amended from time to time, the “Investment Agreement”), pursuant to which the Company will issue Preferred Shares and Ordinary Shares to the Purchasers. Capitalized terms used in this voting agreement (“Agreement”) but not defined herein are to be deemed to have the meanings assigned to them in the Investment Agreement.

The undersigned further acknowledge that the undersigned will benefit directly and substantially from the consummation of the Investment. As an inducement to and condition of the Purchasers’ willingness to enter into the Investment Agreement, the undersigned hereby agrees, represents and warrants, in respect of itself only, as follows:

1.       Owned Shares. The undersigned owns, or will own as of the Closing (of record or beneficially), and has or will have the full power and authority to vote, the number of Ordinary Shares set forth opposite its name on Annex A (the “Owned Shares”) in respect of the Shareholder Proposals (as defined below). For all purposes of this Agreement, the Owned Shares will include any Ordinary Shares as to which the undersigned acquires beneficial ownership after the date hereof.

2.       Agreement to Vote Owned Shares. The undersigned irrevocably and unconditionally agrees to vote all of its Owned Shares (or otherwise provide a proxy or consent) in favor of, and will otherwise support any proposal for (i) the conversion of the Preferred Shares into Ordinary Shares for purposes of Section 312.03 of the NYSE Listed Company Manual or any equivalent rule of the stock exchange on which the Company’s Ordinary Shares are listed from time to time and (ii) the amendment of the Company’s Articles of Association such that they comply with the provisions of Section 313.00(C) of the NYSE Listed Company Manual regarding the right to elect directors upon default of dividend payments for six quarterly periods or any equivalent rule of any stock exchange on which the Ordinary Shares are listed from time to time (the “Shareholder Proposals”) at any meeting of the shareholders of the Company called therefor.

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3.       Transfer of Owned Shares. From and after the date hereof until the earlier of (x) any vote held in respect of the Shareholder Proposals and (y) the first FGL Holdings shareholder meeting to occur (together, the “Time Limitation”), the undersigned agrees that the undersigned will not, without the prior written consent of the Purchasers, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares, unless it receives (a) an irrevocable proxy, in form and substance identical to the provisions of Section 2 hereof, to vote such Owned Shares with respect to the Shareholder Proposals, and the undersigned will vote such proxy as provided in Section 2 hereof and (b) an agreement identical in all material respects to this letter agreement executed by the transferee of the Owned Shares the subject thereof, provided, that the undersigned agrees that the Time Limitation shall not apply to any transfer of any of the Owned Shares in a private sale.

4.       Tender Offer. From and after the date hereof, for so long as any GSO Purchasers owns Series A Preferred Shares or FNF Purchasers owns Series B Preferred Shares, the undersigned shall not directly or indirectly: (i) offer for tender or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for tender any or all of its Owned Shares or any interest therein, (ii) grant any proxies or powers of attorney, deposit any or all of its Owned Shares into a voting trust or enter into a voting agreement with respect to its Owned Shares, other than this Agreement, (iii) vote in favor of any proposal, or (iv) enter into any agreement or arrangement providing for any of the actions described in clause (i) or (ii) above; in each case, in respect of a transaction that would result in a Change of Control (as defined in the Series A Certificate of Designations and the Series B Certificate of Designations) and with respect to which the provisions of Section 12(c) of each of the Series A Certificate of Designations and Series B Certificate of Designations have not been complied.

5.       Further Assurances. Subject to the terms and conditions set forth herein, the undersigned will take all reasonable actions and make all reasonable efforts, and will execute and deliver all such further documents, certificates and instruments, in order to consummate the transactions contemplated hereby and by the Investment Agreement, including, without limitation, the agreement of the undersigned to vote the Owned Shares in accordance with Section 2 hereof.

6.       Specific Performance. The undersigned acknowledges that Purchasers would be irreparably harmed by and that there would be no adequate remedy at law for a violation by the undersigned hereof. Without limiting other remedies, Purchasers shall have the right to enforce this letter agreement by specific performance or injunctive relief. The undersigned agrees not to oppose the granting of such relief on the basis that Purchasers has an adequate remedy at law and to pay any fees that Purchasers may incur in enforcing this letter agreement. The undersigned also agrees not to seek and to waive any requirement for the securing or posting of a bond in connection with Purchasers seeking or obtaining such relief.

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7.       Assignment. This letter agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that a Purchaser may assign its rights and obligations under this letter agreement as provided in the Investment Agreement.

8.       Termination of this Agreement. This letter agreement will automatically terminate upon the termination of the Investment Agreement in accordance with its terms, except that termination will not relieve the undersigned from liability for any prior breach by the undersigned of this letter agreement.

9.       Governing Law. This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this letter agreement.

10.     Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.     Counterparts and Facsimile. For the convenience of the parties hereto, this letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by email and such emails will be deemed as sufficient as if actual signature pages had been delivered.*       *

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Very truly yours,

GSO COF III AIV-5 LP		GSO CREDIT ALPHA FUND LP

By: GSO Capital Opportunities Associates III LLC,		By: GSO Credit Alpha Associates LLC,
its general partner		its general partner

By:	/s/ Marisa Beeney	By:	/s/ Marisa Beeney
Name: Marisa Beeney		Name: Marisa Beeney
Title: Authorized Signatory		Title: Authorized Signatory

GSO COF III CO-INVESTMENT AIV-5 LP		GSO AIGUILLE DES GRANDS MONTETS FUND II LP

By: GSO COF III Co-Investment Associates LLC,		By: GSO Capital Partners LP,
its general partner		its attorney-in-fact

By:	/s/ Marisa Beeney	By:	/s/ Marisa Beeney
Name: Marisa Beeney		Name: Marisa Beeney
Title: Authorized Signatory		Title: Authorized Signatory

GSO CO-INVESTMENT FUND-D LP		GSO CHURCHILL PARTNERS LP

By: GSO Co-Investment Fund-D Associates LLC,		By: GSO Churchill Associates LLC,
its general partner		its general partner

By:	/s/ Marisa Beeney	By:	/s/ Marisa Beeney
Name: Marisa Beeney		Name: Marisa Beeney
Title: Authorized Signatory		Title: Authorized Signatory

[Signature Page to Voting Agreement]

GSO CREDIT-A PARTNERS LP		GSO HARRINGTON CREDIT ALPHA FUND (CAYMAN) L.P.

By: GSO Capital Partners LP,		By: GSO Harrington Credit Alpha Associates L.L.C.,
its investment manager		its general partner

By:	/s/ Marisa Beeney	By:	/s/ Marisa Beeney
Name: Marisa Beeney		Name: Marisa Beeney
Title: Authorized Signatory		Title: Authorized Signatory

[Signature Page to Voting Agreement]

Accepted as of the day and year first above written:

CFS HOLDINGS (CAYMAN), L.P.

By: CFS Holdings (Cayman)
Manager, L.L.C., its general partner

By:	/s/ Menes O. Chee
Name: Menes O. Chee
Title: Authorized Signatory

CFS HOLDINGS II (CAYMAN), L.P.

By: CFS Holdings II (Cayman)
Manager, L.L.C., its general partner

By:	/s/ Menes O. Chee
Name: Menes O. Chee
Title: Authorized Signatory

[Signature Page to Voting Agreement]

Accepted as of the day and year first above written:

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Voting Agreement]

Accepted as of the day and year first above written:

CC CAPITAL MANAGEMENT, LLC

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Managing Member

[Signature Page to Voting Agreement]

Accepted as of the day and year first above written:

BILCAR, LLC

By:	/s/ William P. Foley, II
Name: William P. Foley, II
Title: Manager

[Signature Page to Voting Agreement]

Annex A
Owned Shares

Party	Ordinary Shares

CFS Holdings (Cayman), L.P.	14,628,906
CFS Holdings II (Cayman), L.P.	22,500,000
Fidelity National Financial, Inc.	125,000
Fidelity National Title Insurance Company	4,170,680
Chicago Title Insurance Company	9,163,920
Commonwealth Land Title Insurance Company	3,272,400
CC Capital Management, LLC	13,840,390
BilCar, LLC	13,840,390
GSO COF III AIV-5 LP	4,147,302
GSO COF III Co-Investment AIV-5 LP	1,442,118
GSO Co-Investment Fund-D LP	50,912
GSO Credit Alpha Fund LP	165,079
GSO Aiguille des Grands Montets Fund II LP	142,111
GSO Churchill Partners LP	52,541
GSO Credit-A Partners LP	113,921
GSO Harrington Credit Alpha Fund (Cayman) L.P.	24,016

A-1